NEWMONT MINING CORPORATION, Issuer

                                 Debt Securities

                             Underwriting Agreement

                                                                     May 9, 2001

Dear Sirs:

          1. Introductory. Newmont Mining Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statements referred to in
Section 2(a) ("Registered Securities"). The Registered Securities may be convertible into common shares of the Company, par value $1.60 per share ("Common Shares"). The Registered Securities will be issued under an indenture, dated as of May 1, 2001 (the "Indenture"), between the Company and Citibank, N.A., as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and, in the case of Registered Securities that are convertible at the option of holders into Common Shares ("Convertible Registered Securities"), conversion prices and the terms and conditions relating to such conversion rights and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. The issuance and sale of Registered Securities have been registered under the registration statements referred to in Section 2(a). Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3 in the form of Annex I attached hereto, for resale in accordance with terms of offering determined at the time of sale (such Registered Securities are hereunder referred to as the "Securities"). The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in
Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Section 5(c) and the second sentence of Section 3) shall mean the Underwriters.

          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) Registration statements (Nos. 33-54249,  333-59141 and 333-82671), including a prospectus relating to the Securities, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statements, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as amended and supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") of the Rules and Regulations of the Commission (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

          (b) On the effective date of the Registration Statement relating to the Securities, such Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that the foregoing representations do not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter specifically for use therein.

          (c) Each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Prospectus complied when so filed in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus (other than documents incorporated by reference therein relating solely to securities other than the Securities) will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder.

          3. Purchase and Offering of Securities. The obligation of the Company to issue and sell any Securities and the obligation of the Underwriters to purchase the Securities will be set forth in a Terms Agreement (the "Terms Agreement") which shall be in the form of an executed writing (which may be handwritten), and may be evidenced by an exchange of telegraphic, facsimile or any other rapid transmission device designed to produce a written record of communications transmitted at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the aggregate principal amount of the Securities, the principal amount of Securities to be purchased by each Underwriter, the initial public offering price of the Securities, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, dates of payment and rate of interest, if any, maturity, any redemption or repayment provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

          If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex II attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and shall so advise the Company. The Company will advise the Representatives not later than 5:00 p.m., New York time, on the business day prior to the Closing Date of the principal amount of Contract Securities.

          4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters ("Underwriter's Counsel"), one copy of the registration statements relating to the Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b).

          (b) During the time when a prospectus relating to the Securities is required to be delivered under the Act, (i) the Company will advise the
     Representatives  promptly  of any  proposal  to  amend  or  supplement  the
     Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement and (ii) the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Act).

          (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related prospectus, any related preliminary prospectus supplement and the Prospectus and, during the time when a prospectus relating to the Securities is required to be delivered under the Act, all amendments and supplements to such documents (other than those solely relating to securities other than the Securities), in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that in no event shall the Company be required to qualify as a foreign corporation or as a dealer in securities or to file a general or unlimited consent for service of process in any such jurisdiction.

          (g) The Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus supplement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, any Terms Agreement, any Indenture, any Delayed Delivery Contracts, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder and under any Delayed Delivery Contracts which are not otherwise specifically provided for in this Section; provided, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          (h) For a period beginning at the time of execution of the Terms Agreement and ending the earlier of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Representatives, and (ii) the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any securities substantially similar to the Securities.

          5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the written statements of the officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) In their opinion, the financial statements and schedules audited by them and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) They have read the unaudited financial statements included in the Prospectus;

               (iii) On the basis of the reading referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) The unaudited financial statements,  if any, included or incorporated by reference in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and the Exchange Act and the related published rules and regulations thereunder, as applicable, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year; or

                    (B) The unaudited capsule  information,  if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year; or

                    (C) At the date of the latest  available  balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any material change in the consolidated capital stock (other than issuances of capital stock upon exercise of options and director stock grants) or any material increase in consolidated long-term debt of the Company and its subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any material decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                    (D) For the  period  from  the  date  of the  latest  income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated sales, net income or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) They have carried out specified procedures, as requested by the Underwriters, for the purpose of comparing specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a). No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be threatened by the Commission.

          (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any downgrading in the rating of any senior debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, Inc., or any setting of minimum prices for trading on such exchange; (iii) any general banking moratorium declared by Federal or New York authorities; or (iv) any outbreak or material escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency is so material and adverse so as to make it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) The Representatives shall have received an opinion, dated the Closing Date, of White & Case LLP, counsel for the Company to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, issued and delivered; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally, or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), provided, however, that such counsel need express no opinion with respect to U.S. federal and state laws dealing with fraudulent conveyances; and the Securities other than any Contract Securities conform, and any Contract Securities, when issued and delivered in the manner provided for in the Indenture and sold pursuant to Delayed Delivery Contracts, will conform, in all material respects to the description thereof contained in the Prospectus;

               (iii) No consent, approval, authorization or order of, or filing with, any New York State or Federal governmental agency or body or any New York State or Federal court having jurisdiction over the Company or any of its material properties is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion);

               (iv) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Restated Certificate of
          Incorporation or By-Laws of the Company or any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of which such counsel is aware of any federal or New York State governmental agency or body or court having jurisdiction over the Company or any of its material properties (other than those that may be required under the Act and under applicable state securities or Blue Sky laws as to which such counsel need express no opinion) and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (v) Each of the registration statements relating to the Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, appeared on their face to comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations thereunder; nothing has come to such counsel's attention which causes it to believe that the Registration Statement as of the date it was declared effective or the Prospectus, as of its date or as of the Closing Date, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents; and

               (vi)  The  Terms  Agreement  (including  the  provisions  of this
          Agreement)  and  any  Delayed   Delivery   Contracts  have  been  duly
          authorized, executed and delivered by the Company.

          (e) The Representatives shall have received an opinion, dated the Closing Date, from Joy E. Hansen, Vice President and General Counsel of the Company to the effect that:

               (i) The Company has been duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business require such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole), and has all power and authority necessary to own its properties and conduct the businesses in which it is engaged as described in the Prospectus;

               (ii) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any order, rule or regulation applicable to the Company or any of its subsidiaries of which such counsel is aware of any court or governmental agency or body having jurisdiction over the Company or any of its material properties or, any material agreement or instrument to which the Company or any of its material subsidiaries is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Restated Certificate of Incorporation or By-Laws of the Company or any such subsidiary;

               (iii) Such counsel is not aware of any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company or any of its material properties that is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as may be required under the Act, the Trust Indenture Act and under state securities or Blue Sky laws (as to which such counsel need express no opinion);

               (iv) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel needs express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and nothing has come to such counsel's attention which causes it to believe that any of such documents, when such documents were so filed contained an untrue statement of a material fact and omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

               (v) Nothing has come to such counsel's attention which causes it to believe that the Registration Statement as of the date it was declared effective, or the Prospectus, as of its date or the Closing Date, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents; and

               (vi) The statements contained in the Company's Annual Reports on Form 10-K under the heading "Item 3. Legal Proceedings", and the statements contained in the Company's Quarterly Reports on Form 10-Q under the heading "Item 1. Legal Proceedings", in each case, which are incorporated or deemed to be incorporated by reference in the Prospectus, insofar as such statements constitute a summary of the legal documents, matters or proceedings referred to therein, fairly present the information called for with respect to such legal documents, matters and proceedings.

          (f) The Representatives shall have received from Underwriter's Counsel such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Representatives shall have received a certificate, dated the Closing Date, of the Chairman of the Board of Directors, President and Chief Executive Officer, the Executive Vice President, any Senior Vice President or any Vice President and a principal financial or accounting officer from the Company in which such officers, to their knowledge, shall state that the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the business, financial position or results of operation of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

          6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus or preliminary prospectus supplement to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold designated securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (as then amended, supplemented or modified).

          (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

          (d) If the indemnification provided for in this Section is unavailable (other than as a result of the provisos contained in subsection (a)) or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          7. Default of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under the Terms Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the
Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this section with like effect as if such person had originally been a party to the Terms Agreement with respect to such Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the
Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under the Terms Agreement relating to such Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under such Terms Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the
Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to such Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4(g) and the indemnity and contribution agreements in Section 6; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to
Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 4(g) and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason, other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, but the Company shall be under no further liability to any Underwriter except as provided in Section 6.

          9. Notices. All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by first class mail, telex, or facsimile transmission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Representatives as set forth in the Terms Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by first class mail, telex, or facsimile transmission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Company set forth in the Registration Statement, Attention: Secretary.

          10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will acquire or have any right or obligation hereunder or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          11. Representatives. In all dealings under any Terms Agreement and hereunder, the Representatives, if any, shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any underwriter made or given by the Representatives.

          12. Time of Essence. Time shall be of the essence of each Terms Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          13. GOVERNING LAW. THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          14. Counterparts. This Agreement and each Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


          If the foregoing is in accordance with your understanding, please sign and return three counterparts hereof.

                                    Very truly yours,

                                    NEWMONT MINING CORPORATION



                                    By:  /s/ Bruce D. Hansen
                                         ---------------------------------------
                                         Name:  Bruce D. Hansen
                                         Title: Senior Vice President
                                                and Chief Financial Officer

Accepted as of the date hereof:

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Scotia Capital (USA) Inc.
HSBC Securities (USA) Inc.
BNY Capital Markets, Inc.
UBS Warburg LLC
Barclays Capital Inc.
Tokyo-Mitsubishi International plc

By:  SALOMON SMITH BARNEY INC.
     J.P. MORGAN SECURITIES INC.,
     as Representatives of the Underwriters

     By: SALOMON SMITH BARNEY INC.

     By: /s/ Thomas J. Sullivan
         ---------------------------------
         Name:  Thomas J. Sullivan
         Title:  Vice President

                                                                         ANNEX I




                           NEWMONT MINING CORPORATION

                                 Debt Securities


                                 Terms Agreement


                                                                     May 9, 2001


Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Dear Sirs:

          Newmont Mining Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the
Underwriting Agreement, dated May 9, 2001 (the "Underwriting Agreement"), between the Company, on the one hand, and Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as Representatives of the Underwriters named in Schedule I hereto (the "Underwriters"), on the other hand, to issue and sell to the Underwriters the securities specified in Schedule II hereto (the "Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that, if this Terms Agreement and the Underwriting Agreement are dated different dates, each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Securities which are the subject of the Terms Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of Securities are set forth in
Schedule II hereto.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Securities covered by Delayed Delivery Contracts, if any, as may be specified in such Schedule II.

          If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Company upon request.

                                  Very truly yours,

                                  NEWMONT MINING CORPORATION


                                  By:
                                     -----------------------------------------
                                      Name:
                                      Title:




Accepted as of the date hereof:

SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.
SCOTIA CAPITAL (USA) INC.
HSBC SECURITIES (USA) INC.
BNY CAPITAL MARKETS, INC.
UBS WARBURG LLC
BARCLAYS CAPITAL INC.
TOKYO-MITSUBISHI INTERNATIONAL PLC

By:   SALOMON SMITH BARNEY INC.
      J.P. MORGAN SECURITIES INC.,
      as Representatives of the Underwriters

      By:  SALOMON SMITH BARNEY INC.

      By:
         ----------------------------------------
      Name:
      Title:

                                   SCHEDULE I


                                                             Principal Amountof
                                                           Designated Securities
                 Underwriter                                  to be Purchased

Salomon Smith Barney Inc. ..............................       $ 151,250,000
J.P. Morgan Securities Inc. ............................          68,750,000
Scotia Capital (USA) Inc. ..............................          11,000,000
HSBC Securities (USA) Inc. .............................          11,000,000
BNY Capital Markets, Inc. ..............................           8,250,000
UBS Warburg LLC ........................................           8,250,000
Barclays Capital Inc. ..................................           8,250,000
Tokyo-Mitsubishi International plc .....................           8,250,000



     Total .............................................       $ 275,000,000
                                                               =============

                                   SCHEDULE II

Title of Securities:

          8 5/8 % Notes due 2011

Aggregate principal amount:

          $275,000,000

Price to public:

          99.729% of the principal amount of the Securities, plus accrued interest, if any, from May 14, 2001 to the Closing Date.

Purchase price by underwriters:

          99.079% of the principal amount of the Securities, plus accrued interest, if any, from May 14, 2001 to the Closing Date.

Specified funds for payment of purchase price:

          Federal funds

Indenture:

          Indenture, dated as of May 1, 2001, between the Company and Citibank, N.A., as Trustee

Maturity:

          May 15, 2011

Interest rate:

          8 5/8 % per year

Interest payment dates:

          Semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2001

Redemption provisions:

          The Securities may be redeemed, in whole or in part at the option of the Company at any time or from time to time at the greater of the following redemption prices:

               (i) 100% of the principal amount of the Securities being redeemed; or

               (ii) the sum of the  present  values of the  remaining  scheduled payments of principal and interest on the Securities being redeemed on the redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), as determined by the Reference Treasury Dealer (as defined below) plus 45 basis points;

                    plus, in each case, accrued and unpaid interest on the Securities to the redemption date.

          Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Securities and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The Company will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the Securities to be redeemed. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the securities.

          "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

          "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc. or Chase Securities Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S.Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

          "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

          On and after the redemption date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on that date. If less than all of the Securities of any series are to be redeemed, the Securities to be redeemed shall be selected by lot by DTC, in the case of Securities represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of Securities that are not represented by a global security.

Sinking fund provisions:

          No sinking fund provisions.

Closing Date:

          May 14, 2001, at 10:00 a.m., New York City time

Closing Location:

          White & Case LLP, 1155 Avenue of the Americas

Delayed Delivery:

          None

Names and addresses of Representatives:
          Salomon Smith Barney Inc.
          J.P. Morgan Securities Inc.
          c/o Salomon Smith Barney Inc.
          388 Greenwich Street
          New York, New York  10013

Address for Notices, etc.:
          Newmont Mining Corporation
          1700 Lincoln Street
          Denver, Colorado 80203
          Attention:  Treasurer

          Salomon Smith Barney Inc.
          J.P. Morgan Securities Inc.
          c/o Salomon Smith Barney Inc.
          388 Greenwich Street
          New York, New York  10013
          Attention:  Office of the General Counsel